UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

B1, Business Park Terre Bonne, Route de Crassier 13 1262 Eysins, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

011-41-22-716-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On July 31, 2015, Quotient Limited (the “Company” or “we”, “us” and “our”) filed a Registration Statement on Form S-3 (File No. 333-206026) (the “Existing Universal Shelf Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on August 17, 2015. Pursuant to applicable SEC rules, subject to certain exceptions, on August 17, 2018, the Existing Universal Shelf Registration Statement will expire. In order to help ensure that we continue to have an effective universal shelf registration statement available to us, on August 10, 2018, we filed with the SEC a Registration Statement on Form S-3 (File No. 333-226800) (the “New Universal Shelf Registration Statement”), which, as of the date hereof, has not been declared effective by the SEC.

The purpose of this Current Report on Form 8-K (the “Current Report”) is to provide the calculations of earnings to fixed charges and preference share dividends for the three months ended June 30, 2018 and each of the fiscal years ended March 31, 2014, 2015, 2016, 2017 and 2018, which calculations had previously not been filed with the New Universal Shelf Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preference Shares Dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Christopher Lindop
Chief Financial Officer

Dated: August 13, 2018